                                     EXHIBIT "A"

                                   PROMISSORY NOTE


$2,000,000                                                         July 31, 1995

    FOR VALUE RECEIVED, the undersigned, UniFET INCORPORATED, a California corporation (the "BORROWER"), hereby unconditionally promises to pay to INSTRUMENTATION LABORATORY COMPANY, a Delaware corporation (the "LENDER"), to its account no. 54140622 at Bank of Boston, Boston, Massachusetts, ABA no. 011 000 390, or to its order, in lawful money of the United States of America and in immediately available funds, the principal amount of TWO MILLION DOLLARS ($2,000,000), or if less, the aggregate unpaid principal amount hereof, on July 31, 1996, and to pay interest to such account in like money on the unpaid principal amount hereof outstanding from time to time, computed from the date hereof until maturity at an interest rate, calculated on the basis of a 365 or 366 day year, as the case may be, equal to ten percent (10%) per annum, at maturity.

    The entire principal balance of this Note, together with all accrued and unpaid interest thereon, shall be due and payable on or before the earlier to occur of (a) July 31, 1996, or (b) the closing date of any public offering of securities of the Borrower.

    This Note may be prepaid in whole or in part at any time or times without penalty or premium.

    Borrower hereby covenants and agrees that during the term of this Note, (a) it shall preserve its corporate existence and its material rights and franchises; (b) it shall not enter into any transaction of merger or consolidation, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or otherwise dispose of all or a material portion of its property or business; (c) it shall prepay all amounts outstanding hereunder immediately upon receipt of the proceeds of any public offering of its securities; (d) it shall disclose to Lender any material transaction with affiliates at least ten days prior to effecting the same and shall not enter into any transactions with its affiliates other than on an armslength basis; (e) it shall use reasonable efforts to meet the conditions for closing under the definitive stock purchase agreement and related documentation to be negotiated in accordance with the term sheet annexed hereto as Annex 1 on or prior to August 31, 1995; (f) it shall not incur any obligations for borrowed money prior to payment in full hereof, unless such obligations are subordinated in right of payment to this Promissory Note on terms reasonably satisfactory to the Lender; and (g) it shall not issue any equity securities, or rights or options to purchase its equity securities, prior to September 15, 1995, except as set forth on Appendix I hereto. Failure by Borrower to satisfy any of the covenants set forth above (in the case of clauses (e), (f) and (g), within 10 days after notice) shall constitute a "COVENANT DEFAULT."

    If (a) default shall be made in any payment hereon, including either principal or interest; (b) a Covenant Default shall occur; (c) Borrower shall file a petition for relief under the

                                     EXHIBIT "A"

Bankruptcy Reform Act of 1978, as amended or recodified (the "Bankruptcy Act") or under any other present or future state or federal law regarding bankruptcy, reorganization, or the relief to debtors; (d) Borrower shall file any pleading in any involuntary proceeding under the Bankruptcy Act which admits the petition's material allegations regarding Borrower's insolvency; (e) Borrower shall make a general assignment for the benefit of creditors; or (f) Borrower shall apply for the appointment of a receiver, trustee, custodian, or liquidator of Borrower or substantially all of its property, then, in any such event, the unpaid principal balance of this Note and all accrued interest then unpaid shall at once become due and payable without notice or demand.

    Any sum, whether constituting principal or interest, payable under this Note which is not paid when due shall bear interest from the date such payment is due until paid at the rate of ten percent (10%) per annum, computed as set forth above.

    If default is made in the prompt payment of this Note when due and the same is placed in the hands of an attorney for collection, or suit is brought on same, or the same is collected through probate, bankruptcy, or other judicial proceedings, then Borrower agrees and promises to pay any attorney's fees and court costs incurred by Lender in connection with collection of this Note.

    Except for such notice as is provided for herein, Borrower and any and all endorsers, guarantors, and sureties severally waive protest and notice of protest, notice of intent to accelerate, notice of acceleration, any other notices of any kind, and consent that the time of payment hereof may be extended and re-extended from time to time without notice to them or any of them.

    All notices, requests, and communications under this Note shall be given in writing or by telegram or telecopy confirmed in writing, and shall be delivered in person or mailed by first class registered or certified mail, postage prepaid, return receipt requested, to the individuals and addresses indicated below:

BORROWER:     UniFET Incorporated
              11077 N. Torrey Pines Road
              LaJolla, CA 92037

LENDER:       Instrumentation Laboratory Company
              101 Hartwell Avenue
              Lexington, MA 02173

    Every provision of this Note is intended to be severable. In the event any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.


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

                                     EXHIBIT "A"

    Time is of the essence with respect to each provision hereof.













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

                                     EXHIBIT "A"

    THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

    IN WITNESS WHEREOF, this Note has been executed and delivered as of the date first above written.

                                       UniFET INCORPORATED


                                       By   /s/ W. JERRY MEZGER
                                          -----------------------------
                                            W. Jerry Mezger

















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